EXHIBIT 11
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                           COMMODORE HOLDINGS LIMITED
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

                                                                                 PERIOD FROM
                                                                                APRIL 13, 1995
                                                                             (DATE OF INCEPTION)
                                             YEAR ENDED        YEAR ENDED         THROUGH
                                            SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
COMPUTATION FOR STATEMENT OF OPERATIONS        1997               1996             1995
---------------------------------------     -------------     -------------  -------------------
Primary earnings per share
  Net earnings                              $2,003,254        $1,729,482     $  251,535

Reduction of interest expense for
  presumed repayment of debt
  (as determined by the application
  of the modified treasury stock method)            --           124,279             --
                                            ----------        ----------     ----------

Adjusted net earnings                       $2,003,254        $1,853,761     $  251,535
                                            ==========        ==========     ==========

Shares

  Weighted average number of
    common shares outstanding                5,581,933         5,055,977      4,124,815

Add: Dilutive effect to options and
  warrants (as determined by the
  application of the treasury stock
  method for the year ended
  September 30, 1997 and the period
  ended September 30, 1995 and the
  modified treasury stock method for
  the year ended September 30, 1996)           219,822           383,613        252,778
                                            ----------        ----------     ----------

Weighted average common and
  common equivalent shares                   5,801,755         5,439,590      4,377,593
                                            ==========        ==========     ==========

Earnings (loss) per common and
  common equivalent shares                  $     0.35        $     0.34     $     0.06
                                            ==========        ==========     ==========

Fully diluted earnings (loss)
  per share
    Net earnings (loss) as per
      primary calculation above             $     0.35        $     0.34     $     0.06
                                            ==========        ==========     ==========

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